UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported) July 26, 2007

Masco Corporation
(Exact name of Registrant as Specified in Charter)

Delaware	1-5794	38-1794485

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21001 Van Born Road, Taylor, Michigan	48180

(Address of Principal Executive Offices)	(Zip Code)
(313) 274-7400
Registrant’s telephone number, including area code
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On July 26, 2007, the Board of Directors of Masco Corporation increased the size of the Board to eleven directors and unanimously elected Timothy Wadhams as a Director of the Company. As previously reported, Mr. Wadhams, 59, was elected Chief Executive Officer effective as of July 1, 2007.
     Mr. Wadhams joined the Company in 1976, initially serving in several financial capacities prior to transferring in 1984 to Masco Tech, Inc., a publicly-traded affiliated company, where he ultimately became Executive Vice President — Finance and Administration and Chief Financial Officer. In 2001, Mr. Wadhams returned to Masco as Vice President and Chief Financial Officer, and was promoted to Senior Vice President and Chief Financial Officer in January 2004.
     There are no understandings or arrangements between Mr. Wadhams and any other person pursuant to which he was selected as a Director. There are and have been no transactions either since the beginning of the Company’s last fiscal year or currently proposed, regarding Mr. Wadhams that are required to be disclosed by Item 404(a) of Regulation S-K. Because Mr. Wadhams is an employee of the Company, he is not receiving any additional compensation as a Director. Mr. Wadhams had not been, and is not currently expected to be, named to any committees of the Board of Directors.
     A copy of the July 31, 2007 press release announcing Mr. Wadhams’ election as a Director is attached hereto as Exhibit 99 and is incorporated by reference.

Item 9.01.	Financial Statements and Exhibits.
     (c) Exhibits

99	Press Release dated July 31, 2007.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MASCO CORPORATION
By:	/s/ John R. Leekley
	Name:	John R. Leekley
	Title:	Senior Vice President and General Counsel

July 31, 2007

EXHIBIT INDEX

99	Press Release dated July 31, 2007.